Exhibit 99.1

       Corporate Backed Trust Certificates, BellSouth Debenture-Backed
          Series 2002-8 Trust (NYSE Listing: XFA, CUSIP: 21988G445*)
        Corporate Backed Trust Certificates, BellSouth Capital Funding
        Debenture-Backed Series 2003-2 Trust (NYSE Listing: JBD, CUSIP:
                                  21988G320*)
                                      and
       Corporate Backed Trust Certificates, BellSouth Telecommunications
       Debenture-Backed Series 2003-14 Trust (NYSE Listing: JZR, CUSIP:
                                  21988G106*)
                      Trust Certificates to be Terminated

NEWS RELEASE-- IMMEDIATE

      New York, New York - February 1, 2007:

      Corporate Backed Trust Certificates, BellSouth Debenture-Backed Series 2002-8 Trust, Corporate Backed Trust Certificates, BellSouth Debenture-Backed Series 2003-2 Trust and Corporate Backed Trust Certificates, BellSouth Debenture-Backed Series 2003-14 Trust, each of which was established by Lehman ABS Corporation, today announced that, because of events described in the following paragraph, each trust will be terminated in accordance with the terms of the respective trust agreement.

      BellSouth Corporation has filed a Form 15 with the Securities and Exchange Commission whereby it elected to suspend its duty to file periodic reports relating to the underlying securities of the above-referenced trusts under certain sections of the Securities and Exchange Act of 1934. Under the terms of each trust agreement, such an event requires that the trust be terminated.

      The transfer books relating to the trust certificates for each of the above-referenced trusts will be closed permanently at the time of this press release.

      A later announcement will set forth additional details.

                                  # # #

Contact:

U.S. Bank Trust National Association David Kolibachuk, Corporate Trust Services, 212-361-2459

* No representation is made as to the correctness of the CUSIP numbers indicated in this press release. They are included solely for the convenience of the holders of the Certificates.